Exhibit 99.1

> News Release
Newell Rubbermaid Reports First Quarter 2008 Results
•	Delivers on First Quarter Financial Guidance, including Sales Growth and Normalized EPS

•	Raises Full Year Sales Outlook to +6 to +8% to Reflect Acquisitions and Foreign Currency Benefit

•	Adjusts Full Year Gross Margin and Normalized EPS Outlook for Higher Cost Inflation
ATLANTA, April 24, 2008 — Newell Rubbermaid (NYSE: NWL) today announced its first quarter 2008 financial results.
Net sales grew 3.6 percent to $1.43 billion in the first quarter, compared to $1.38 billion in the prior year. Foreign exchange contributed 3.3 percent to sales growth. Also contributing to the sales improvements were double-digit increases in the Home & Family segment and the Rubbermaid Commercial and Rubbermaid Food business units, offset by declines in the Tools & Hardware and Office Products businesses in the US.
In other recent milestones, the company closed on two important strategic acquisitions, Aprica and Technical Concepts, which will deliver category expansion and wider geographic reach in the Baby & Parenting Essentials and Commercial Products business units, respectively. In addition, the company’s SAP implementation remained on schedule with a successful go-live in the Home & Family segment. The company also continues to benefit from its healthy pipeline of innovative new products that better meet end-user needs, including the recent launches of Graco® Sweetpeace™ Soothing Center™, Rubbermaid® Produce Saver™ fruit and vegetable storage containers, and the Rubbermaid® Pulse™ Microfiber Cleaning system from the Commercial Products business unit.
“I am very proud of our employees for their successful efforts to deliver our first quarter commitments in the face of significant economic headwinds,” said Mark Ketchum, president and chief executive officer of Newell Rubbermaid. “We are taking the long-term view by continuing to invest in strategic acquisitions, new and innovative products, and other strategic SG&A to fuel the progress of Newell Rubbermaid’s multi-year transformation. Looking ahead to the remainder of the year, we are raising our full year sales projection to reflect the contribution of the acquisitions and favorable foreign currency, but adjusting our full year earnings expectations downward to reflect the unprecedented rate of increase in cost inflation in raw materials and sourced products.”
Gross margin during the first quarter was 34.2 percent, approximately flat compared to last year, as higher productivity and favorable pricing was offset by increased cost inflation.
Excluding Project Acceleration restructuring costs of $18.4 million in 2008 and $15.5 million in 2007, operating income was $129.5 million, compared to $136.3 million in the prior year, reflecting the company’s continued investment in strategic brand building activities and corporate initiatives.

> News Release
Normalized earnings, which exclude Project Acceleration restructuring costs and one-time tax items, were $0.27 per diluted share, consistent with the company’s guidance and flat versus last year.
Income from continuing operations, as reported, was $57.4 million, or $0.21 per diluted share, compared to $65.1 million, or $0.23 per diluted share, in the prior year.
Excluding Project Acceleration restructuring costs, income from continuing operations was $74.0 million, or $0.27 per diluted share, compared to the prior year’s result of $78.0 million, or $0.28 per diluted share. Income from continuing operations in the first quarter 2007 included a one-time tax benefit of $1.9 million, or $0.01 per diluted share. (A reconciliation of the results “as reported” to results “excluding charges” is below.)
Operating cash flow was $(123.2) million, compared to $14.5 million for the prior year. Capital expenditures were $40.0 million, compared to $32.6 million for the prior year.
A reconciliation of the first quarter 2008 and last year’s results is as follows:

	Q1 2008	Q1 2007
Diluted earnings per share from continuing operations (as reported):	$0.21	$0.23

Project Acceleration restructuring costs	$0.06	$0.05

Diluted earnings per share from continuing operations (excluding charges):	$0.27	$0.28

Tax benefits	$0.00	($0.01)

“Normalized” EPS:	$0.27	$0.27
2008 Full Year Guidance
The company expects net sales growth of between six and eight percent for the full year, including the impact of the Technical Concepts and Aprica acquisitions. Internal sales growth, which excludes the effect of significant acquisitions, is now projected at between two and four percent for the full year, in large part driven by stronger foreign currency in combination with internal sales growth in the Rubbermaid Commercial business unit and the Home & Family segment.
The company now expects savings from Project Acceleration, ongoing productivity initiatives and favorable product mix to be largely offset by the impact of cost inflation, with resulting gross margin expansion of between 25 and 75 basis points as compared with the prior year. The company remains committed to the reinvestment of a significant portion of its gross margin expansion into strategic brand building and corporate initiatives.

> News Release
Normalized earnings of between $1.80 and $1.90 per diluted share are anticipated. The decrease as compared with the company’s previous guidance of $1.95 to $2.00 is attributable to higher cost inflation in raw materials and sourced products as well as the dilutive impact of acquisitions.
The company continues to anticipate operating cash flow of between $600 and $650 million, including approximately $100 million in restructuring cash payments. Capital expenditures projections are unchanged at $160 to $180 million.
2008 Second Quarter Guidance
For the second quarter, the company expects net sales to grow between six and seven percent. Internal sales are projected to increase two to three percent, driven primarily by the favorable impact of foreign currency and sales growth in the Rubbermaid Commercial and Rubbermaid Food business units and the Home & Family segment.
The company anticipates normalized earnings will range from $0.47 to $0.50 per diluted share, compared to $0.55 last year, a result of higher cost inflation in raw materials and sourced products and the amortization of acquired intangibles and the other one time acquisition costs.
A reconciliation of the second quarter and full year 2008 earnings outlook is as follows:

	Q2 2008	FY 2008
Diluted earnings per share from continuing operations (as reported):	$0.39 - $0.42	$1.40 - $1.50

Project Acceleration restructuring costs	$0.07 - $0.10	$0.37 - $0.44

Diluted earnings per share from continuing operations (excluding charges):	$0.47 - $0.50	$1.80 - $1.90

Tax benefits	$0.00	$0.00

“Normalized” EPS:	$0.47 - $0.50	$1.80 - $1.90
Conference Call
The company’s first quarter 2008 earnings conference call is scheduled for today, April 24, 2008, at 9:00 a.m. ET. To listen to the webcast, use the link provided under Events & Presentations in the Investor Relations section of Newell Rubbermaid’s Web site at www.newellrubbermaid.com. The webcast will be available for replay for two weeks. A brief supporting slide presentation will be available prior to the call under Quarterly Earnings in the Investor Relations section on the company’s Web site.

> News Release
Caution Concerning Forward-Looking Statements
The statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of Project Acceleration, sales, income/(loss), earnings per share, operating income or gross margin improvements, capital and other expenditures, cash flow, dividends, restructuring costs, costs and cost savings, debt ratings, and management’s plans, projections and objectives for future operations and performance. These statements are accompanied by words such as “anticipate,” “expect,” “project,” “will,” “believes,” “estimate” and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail economies; competition with other manufacturers and distributors of consumer products; major retailers’ strong bargaining power; changes in the prices of raw materials and sourced products; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; the risks inherent in our foreign operations and those factors listed in the company’s 2007 Annual Report on Form 10-K, filed with the Securities and Exchange Commission. Changes in such assumptions or factors could produce significantly different results. The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.
Non-GAAP Financial Measures
This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
About Newell Rubbermaid
Newell Rubbermaid Inc., an S&P 500 company, is a global marketer of consumer and commercial products with sales of over $6 billion and a strong portfolio of brands, including Rubbermaid®, Sharpie®, Graco®, Calphalon®, Irwin®, Lenox®, Levolor®, Paper Mate®, Dymo®, Waterman®, Parker®, Goody®, BernzOmatic® and Amerock®. The company is headquartered in Atlanta, Ga., and has approximately 22,500 employees worldwide.
This press release and additional information about Newell Rubbermaid are available on the company’s Web site, www.newellrubbermaid.com.

Contacts:
Nancy O’Donnell	David Doolittle
Vice President, Investor Relations	Vice President, Corporate Communications
+1 (770) 407-3663	+1 (770) 407-3613
NWL-EA

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)
Reconciliation of Results “As Reported” to Results “Excluding Charges”

	Three Months Ended March 31,
	2008			2007			YOY
	As Reported	Charges (1)	Excl. Charges	As Reported	Charges (2)	Excl. Charges	% Change
Net sales	$1,433.7	$—	$1,433.7	$1,384.4	$—	$1,384.4	3.6%
Cost of products sold	943.2	—	943.2	909.7	—	909.7

GROSS MARGIN	490.5	—	490.5	474.7	—	474.7	3.3%
% of sales	34.2%		34.2%	34.3%		34.3%

Selling, general & administrative expenses	361.0	—	361.0	338.4	—	338.4	6.7%
% of sales	25.2%		25.2%	24.4%		24.4%

Restructuring costs	18.4	(18.4)	—	15.5	(15.5)	—

OPERATING INCOME	111.1	18.4	129.5	120.8	15.5	136.3	(5.0)%
% of sales	7.7%		9.0%	8.7%		9.8%

Nonoperating expenses:
Interest expense, net	25.8	—	25.8	27.4	—	27.4
Other expense, net	0.2	—	0.2	0.8	—	0.8

	26.0	—	26.0	28.2	—	28.2	(7.8)%

INCOME BEFORE INCOME TAXES	85.1	18.4	103.5	92.6	15.5	108.1	(4.3)%
% of sales	5.9%		7.2%	6.7%		7.8%

Income taxes	27.7	1.8	29.5	27.5	2.6	30.1	(2.0)%
Effective rate	32.5%		28.5%	29.7%		27.8%

INCOME FROM CONTINUING OPERATIONS	57.4	16.6	74.0	65.1	12.9	78.0	(5.1)%
% of sales	4.0%		5.2%	4.7%		5.6%

Discontinued operations, net of tax:
Net loss	(0.5)	0.5	—	(15.8)	15.8	—

NET INCOME	$56.9	$17.1	$74.0	$49.3	$28.7	$78.0	(5.1)%

% of sales	4.0%		5.2%	3.6%		5.6%

EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.21	$0.06	$0.27	$0.24	$0.04	$0.28
Diluted	$0.21	$0.06	$0.27	$0.23	$0.05	$0.28

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$(0.00)	$0.00	$—	$(0.06)	$0.06	$—
Diluted	$(0.00)	$0.00	$—	$(0.05)	$0.05	$—

EARNINGS PER SHARE:
Basic	$0.21	$0.06	$0.27	$0.18	$0.10	$0.28
Diluted	$0.20	$0.06	$0.27	$0.18	$0.10	$0.28

AVERAGE SHARES OUTSTANDING:
Basic	276.9		276.9	275.9		275.9
Diluted	278.2		278.2	277.9		277.9

(1)	Charges excluded from “as reported” results for 2008 consist of $18.4 million of Project Acceleration restructuring costs and the associated tax effects and a $0.5 million net loss related to discontinued operations.

(2)	Charges excluded from “as reported” results for 2007 consist of $15.5 million of Project Acceleration restructuring costs and the associated tax effects and a $15.8 million net loss related to discontinued operations.

Newell Rubbermaid Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in millions)

	March 31,	March 31,
	2008	2007
Assets:

Cash and cash equivalents	$752.1	$217.8
Accounts receivable, net	1,029.6	979.3
Inventories, net	1,091.7	934.4
Deferred income taxes	102.1	96.3
Prepaid expenses and other	127.6	127.1

Total Current Assets	3,103.1	2,354.9

Property, plant and equipment, net	690.3	735.6
Deferred income taxes	24.6	—
Goodwill	2,665.3	2,441.9
Other intangible assets, net	508.2	471.9
Other assets	214.3	232.5

Total Assets	$7,205.8	$6,236.8

Liabilities and Stockholders’ Equity:

Accounts payable	$571.6	$555.1
Accrued compensation	100.4	98.1
Other accrued liabilities	703.8	617.9
Income taxes payable	15.3	0.9
Notes payable	11.4	21.6
Current portion of long-term debt	900.3	2.2

Total Current Liabilities	2,302.8	1,295.8

Long-term debt	1,946.9	2,320.8
Deferred income taxes	—	23.2
Other non-current liabilities	706.2	703.7

Stockholders’ Equity	2,249.9	1,893.3

Total Liabilities and Stockholders’ Equity	$7,205.8	$6,236.8

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
(in millions)

	Three Months Ended March 31,
	2008	2007
Operating Activities:
Net income	$56.9	$49.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44.2	46.1
Deferred income taxes	24.5	37.6
Non-cash restructuring costs	(3.8)	1.2
(Gain) loss on sale of assets	(0.1)	0.3
Stock-based compensation expense	7.5	8.5
Loss on disposal of discontinued operations	0.5	15.6
Non-cash income tax benefits	—	(1.9)
Other	0.4	(1.9)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	156.0	140.2
Inventories	(131.9)	(77.7)
Accounts payable	(53.4)	3.1
Accrued liabilities and other	(223.4)	(205.9)
Discontinued operations	(0.6)	—

Net cash (used in) provided by operating activities	$(123.2)	$14.5

Investing Activities:
Acquisitions, net of cash acquired	$(28.9)	$(8.3)
Capital expenditures	(40.0)	(32.6)
Disposals of non-current assets and sales of businesses	0.5	(7.3)

Net cash used in investing activities	$(68.4)	$(48.2)

Financing Activities:
Proceeds from issuance of debt, net of debt issuance costs	$747.3	$349.7
Payments on notes payable and debt	(79.6)	(253.0)
Cash dividends	(58.8)	(58.6)
Proceeds from exercised stock options and other	(1.0)	11.7

Net cash provided by financing activities	$607.9	$49.8

Currency rate effect on cash and cash equivalents	$6.6	$0.7

Increase in cash and cash equivalents	$422.9	$16.8
Cash and cash equivalents at beginning of period	329.2	201.0

Cash and cash equivalents at end of period	$752.1	$217.8

Newell Rubbermaid Inc.
Calculation of Free Cash Flow (1)

	Three Months Ended March 31,
	2008	2007
Free Cash Flow (in millions):

Net cash (used in) provided by operating activities	$(123.2)	$14.5
Capital expenditures	(40.0)	(32.6)

Free Cash Flow	$(163.2)	$(18.1)

(1)	Free Cash Flow is defined as cash flow provided by operating activities less capital expenditures.

Newell Rubbermaid Inc.
Financial Worksheet
(In Millions)

	2008					2007
		Excluding Charges Reconciliation (1)					Excluding Charges Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income (2)
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
Q1:
Cleaning, Organization & Décor	$464.7	$48.1	$—	$48.1	10.4%	$457.4	$57.2	$—	$57.2	12.5%	$7.3	1.6%	$(9.1)	(15.9)%
Office Products	421.7	34.5	—	34.5	8.2%	406.3	35.2	—	35.2	8.7%	15.4	3.8%	(0.7)	(2.0)%
Tools & Hardware	290.3	35.1	—	35.1	12.1%	293.9	34.2	—	34.2	11.6%	(3.6)	(1.2)%	0.9	2.6%
Home & Family	257.0	30.6	—	30.6	11.9%	226.8	30.4	—	30.4	13.4%	30.2	13.3%	0.2	0.7%

Restructuring Costs		(18.4)	18.4	—			(15.5)	15.5	—				—	0.0%
Corporate		(18.8)	—	(18.8)			(20.7)	—	(20.7)				1.9	9.2%

Total	$1,433.7	$111.1	$18.4	$129.5	9.0%	$1,384.4	$120.8	$15.5	$136.3	9.8%	$49.3	3.6%	$(6.8)	(5.0)%

(1)	Charges are related to restructuring.

(2)	Excluding restructuring charges.

Newell Rubbermaid Inc.
Three Months Ended March 31, 2008
In Millions
Currency Analysis

	2008			2007	Year-over-year Increase (Decrease)
	Sales as	Currency	Adjusted	Sales as	Excluding	Including	Currency
	Reported	Impact	Sales	Reported	Currency	Currency	Impact
By Segment

Cleaning, Organization & Décor	$464.7	$(8.6)	$456.1	$457.4	(0.3)%	1.6%	1.9%
Office Products	421.7	(20.7)	401.0	406.3	(1.3)%	3.8%	5.1%
Tools & Hardware	290.3	(11.8)	278.5	293.9	(5.2)%	(1.2)%	4.0%
Home & Family	257.0	(4.8)	252.2	226.8	11.2%	13.3%	2.1%

Total Company	$1,433.7	$(45.9)	$1,387.8	$1,384.4	0.2%	3.6%	3.3%

By Geography

United States	$998.4	$—	$998.4	$1,019.9	(2.1)%	(2.1)%	0.0%
Canada	89.1	(13.1)	76.0	79.1	(3.9)%	12.6%	16.6%

North America	1,087.5	(13.1)	1,074.4	1,099.0	(2.2)%	(1.0)%	1.2%

Europe	227.6	(22.6)	205.0	192.5	6.5%	18.2%	11.7%
Central & South America	61.2	(4.7)	56.5	48.7	16.0%	25.7%	9.7%
All Other	57.4	(5.5)	51.9	44.2	17.4%	29.9%	12.4%

Total Company	$1,433.7	$(45.9)	$1,387.8	$1,384.4	0.2%	3.6%	3.3%

Newell Rubbermaid
Brands That Matter

Q1 2008 Earnings Call Presentation

April 24, 2008

Q1 2008 Earnings Call Presentation April 24, 2008

The statements in this presentation that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of Project Acceleration, sales, income/(loss), earnings per share, operating income or gross margin improvements, capital and other expenditures, cash flow, dividends, restructuring costs, costs and cost savings, debt ratings, and management's plans, projections and objectives for future operations and performance. These statements are accompanied by words such as "anticipate," "expect," "project," "will," "believes," "estimate" and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail economies; competition with other manufacturers and distributors of consumer products; major retailers' strong bargaining power; changes in the prices of raw materials and sourced products; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; the risks inherent in our foreign operations and those factors listed in the 2007 Form 10-K, filed with the Securities and Exchange Commission. Forward-Looking Statement

Q1 2008 Highlights

Newell Rubbermaid
Brands That Matter

» **Delivered on Quarterly Financial Commitments**

» **Executed Successful SAP Conversion in Home & Family Segment**

- **Enterprise-wide migration schedule on track**

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN LENOX PAPERMATE LEVOLOR PARKER DYMO Amerock

3

Delivered on Quarterly Financial Commitments Sales Growth of +3.6% Near Upper End of Guidance Range (+2 and +4%) Amidst Challenging Retail and Residential Construction Conditions "Normalized" EPS of $0.27 Consistent with Guidance Completed acquisitions of Aprica and Technical Concepts effective April 1 Executed Successful SAP Conversion in Home & Family Segment Enterprise-wide migration schedule on track Q1 2008 Highlights

Net sales growth of 3.6% Double digit growth in Home & Family, Rubbermaid Commercial and Rubbermaid Food Service more than offset a decline in Tools & Hardware and North American Office Products Gross margin declined 10 basis points to 34.2% Significant increases in cost of raw materials and sourced goods largely offset by benefits from Project Acceleration, productivity gains and favorable pricing Increase of $23M in strategic SG&A Investment in new product launches and demand creation activities Planned spending levels reduced to offset margin pressure Operating income declined $7 million "Normalized" EPS of $0.27 is consistent with guidance Operating cash flow adversely impacted by higher inventory Q1 2008 Financial Summary

FY 2008 Revised Guidance

	Previous Guidance [1]	Revised Guidance [2]
Net Sales Growth	+2 to +3%	+6 to +8%
Internal Sales Growth [3]	+2 to +3%	+2 to +4%
Gross Margin Expansion [4]	+100 bps	+25 to +75 bps
"Normalized" EPS [5]	$1.95 - $2.00	$1.80 - $1.90
Cash Flow from Operations	$600 to $650 million	Unchanged
Capital Expenditures	$160 to $180 million	Unchanged

[1] Reflects guidance communicated in Q4 2007 Earnings Release and Earnings Call

[2] Reflects guidance communicated in Q1 2008 Earnings Release and Earnings Call

[3] Excludes impact of significant acquisitions

[4] Reflects inflation pressure from raw material and sourced goods

[5] Excludes Project Acceleration restructuring costs

5

FY 2008 Revised Guidance

Q2 2008 Guidance

Newell Rubbermaid
Brands That Matter

Net Sales Growth	+6% to +7%
Internal Sales Growth [1]	+2% to +3%
"Normalized" Earnings Per Share [2]	$0.47 to $0.50

[1] Excludes impact of significant acquisitions

[2] Excludes Project Acceleration restructuring costs. Includes approximately $0.02 - $0.03 dilution from April, 2008 acquisitions

6

Q2 2008 Guidance

Newell Rubbermaid
Brands That Matter

	FY 2008
Previous Normalized EPS Guidance	$1.95 - $2.00
Inflation from raw materials and sourced finished goods	($0.15) - ($0.20)
Acquisition related dilution	($0.02)
Benefit from pricing initiatives and reductions in SG&A	$0.07
Revised Normalized EPS Guidance:	$1.80 - $1.90

7

Reconciliation of Previous FY 2008 Guidance to Revised FY 2008 Guidance

Appendix

Newell Rubbermaid
Brands That Matter

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN LENOX PAPER MATE LEVOLOR PARKER DYMO Amerock
9

Reconciliation: Q1 2007 and Q1 2008 "Normalized" EPS

Newell Rubbermaid
Brands That Matter

	Current	Previous
Diluted earnings per share from continuing operations (as reported):	$1.40 - $1.50	$1.50 - $1.55
Project Acceleration restructuring costs	$0.37 - $0.44	$0.44 - $0.47
Diluted earnings per share from continuing operations (excluding charges):	$1.80 - $1.90	$1.95 - $2.00
Tax benefits	$0.00	$0.00
"Normalized" EPS:	$1.80 - $1.90	$1.95 - $2.00

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX PAPER:MATE LEVOLOR PARKER DYMO Amerock

10

Reconciliation: Current and Previous Guidance for FY 2008 "Normalized" EPS

Newell Rubbermaid
Brands That Matter

	Q2 2008	Q2 2007
Diluted earnings per share from continuing operations (as reported)	$0.39 - $0.42	$0.51
Project Acceleration restructuring costs	$0.07 - $0.10	$0.04
Diluted earnings per share from continuing operations (excl. charges)	$0.47 - $0.50	$0.55
Tax benefit	$0.00	$0.00
"Normalized" EPS	$0.47 - $0.50	$0.55

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX PAPER:MATE LEVOLOR PARKER DYMO Amerock
11

Reconciliation: Q2 2008 Guidance and Q2 2007 "Normalized" EPS

Newell Rubbermaid
Brands That Matter

	Q1 2008	Q1 2007
Operating Income (as reported):	$111.1	$120.8
Project Acceleration restructuring costs	$18.4	$15.5
Operating Income (excluding charges):	$129.5	$136.3

12

Reconciliation: Q1 2007 and Q1 2008 Operating Income to Operating Income Excluding Charges